EXHIBIT 99.1

To Form 8-K dated July 26, 2016

SEACOAST BANKING CORPORATION OF FLORIDA

NEWS RELEASE

SEACOAST BANK APPOINTS TIM HUVAL TO ITS BOARD OF DIRECTORS

STUART, Fla., July 26, 2016 -- Seacoast Banking Corporation of Florida (“Seacoast”) (NASDAQ: SBCF) today announced that it has appointed Tim Huval, Senior Vice President, Chief Human Resources Officer, Humana Inc., to its board of directors, effective July 26, 2016. Earlier this year, Seacoast announced that Huval, together with Herb Lurie, Senior Advisor, Guggenheim Securities, had been selected as directors. Lurie was appointed as a director on April 19, 2016.

Dennis S. Hudson, III, Chairman and CEO of Seacoast, said, “Seacoast’s directors are pleased that Tim has begun his service as a member of our board. Tim brings valuable leadership skills in financial services, health care, operational management, and human resources that position him perfectly to make a meaningful contribution to Seacoast’s transformational strategy.”

“With Tim and Herb’s appointments, we have continued our process of adding new and diversified talent to our board. I am confident that our board is properly aligned with Seacoast’s goal of being the leader in digital innovation within the community banking industry and is focused on continuing to create value for our shareholders,” Hudson added.

Seacoast Contacts:

Jeff Zilka

Edelman

312-240-3389

jeff.zilka@edelman.com

Ted McHugh

Edelman

212-819-4875

ted.mchugh@edelman.com